SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 7, 2010

 China Green, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-53415	75-3269182
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Room 3601, the Centre, Queen’s Road no.99
Central, Hong Kong
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(852) 3691-8831
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)	Departure of Officer

Mr. Chi Yip Tai has resigned as the Chief Financial Officer of China Green, Inc, (hereinafter, referred to as “we,” “us,” “our” or the “Company”) effective June 7, 2010.  The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

(c)	Appointment of Officer

On June 7, 2010, Mr. Wei Guo Wang was appointed as our Chief Financial Officer. Mr. Wang was also appointed to serve as a member of the Board.

Wei Guo Wang, 59 years old, Chief Financial Officer and Director

Mr. Wang has over 27 years of working experience, holding senior management positions in a number of listed companies in China.

Since 2004, Mr. Wang has been the managing director of Shanghai Zun Cheng Economic Development Co., Ltd., where his responsibilities include management supervision, business strategy development and corporate advisory.   Between 1999 and 2004, Mr. Wang served as the General Manager of Shanghai Worldbest Co., Ltd., ShangHai Worldbest Economic Development Co., Ltd., and ShangHai Worldbest International Trade Co., Ltd., where he was responsible for overseeing all business functions including operations, accounting, marketing and human resources.   Between 1992 and 1999, Mr. Wang was the Deputy General Manager of Shanghai Lian Hua Fibre Corporation, where he was responsible for operations management and business development.   Mr. Wang received his B.A. from the Textile Industrial Engineering School, Tong Hua University.

There are no family relationships between Mr. Wang and any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

Employment Agreements

Employment Agreement Chi Yip Tai

On June 7, 2010, we entered into an employment agreement with Mr. Chi Yip Tai, our Chief Executive Financial Officer, for an initial employment term commenced on June 7, 2010 and expiring on December 31, 2010. Such initial employment term may be automatically extended for an additional one-year period unless either the Company or Mr. Tai elects not to extend the employment term in a 30-day advance written notice.  Pursuant to the employment agreement, we agree to pay Mr. Tai, among others, (i) a base salary of $50,000 payable in equal monthly installments, (ii) an annual bonus in such amount, if any, as determined in the sole discretion of the Board up to a maximum of 100% of Mr. Tai’s base salary, and (iii) other compensations under our incentive compensation plans or programs. In addition, Mr. Tai shall also be entitled to (i) participating in our executive benefit plan, (ii) annual paid vacation of no less than three (3) weeks per calendar year, (iii) reimbursement of all reasonable and necessary business and entertainment expenses incurred in connection with the performance of his duties under the employment agreement, and (iv) an automobile allowance of $1,000 per month.

Mr. Tai’s employment agreement with us is in substantially the form attached as Exhibit 10.1.

Employment Agreement with Wei Guo Wang

On June 7, 2010, Mr. Wang entered into an employment agreement with us for an initial employment term commenced on June 7, 2010 and expiring on December 31, 2010. Such initial term may be automatically extended for an additional one-year period unless either the Company or Mr. Wang elects not to extend the employment agreement in a 30-day advance written notice.  Pursuant to the employment agreement, we agree to pay Mr. Wang, among others, (i) a base salary of $20,000 payable in equal monthly installments, (ii) an annual bonus in such amount, if any, as determined in the sole discretion of the Board up to a maximum of 100% of Mr. Wang’s base salary, and (iii) other compensations under our incentive compensation plans or programs. In addition, Mr. Wang shall also be entitled to (i) participating in our executive benefit plan, (ii) annual paid vacation of no less than three (3) weeks per calendar year, (iii) reimbursement of all reasonable and necessary business and entertainment expenses incurred in connection with the performance of his duties under the employment agreement, and (iv) an automobile allowance of $1,000 per month.

Mr. Wang’s employment agreement with us is in substantially the form attached as Exhibit 10.2.

(d)	Appointment of Directors

Effective May 3, 2010, 20 days after the filing of the Information Statement on Schedule 14C, with the written consent of our majority shareholder, the size of our board of director (the “Board of Directors”) was increased to seven (7) members.

Effective June 7, 2010, with the unanimous written consent of our Board of Director, each of Messers Pak Fai Philip Wong, Wei Guo Wang, Chiu Lam Leung, Wang Pan Wong, Yue Kwan Hui, and Sound Poon Cheung be, and he hereby is, appointed to fill in the vacancies on our Board of Directors, and to serve as a member of the Board until our next annual shareholder meeting and until his successor is duly elected and qualified or until his earlier resignation or removal. In addition, Messers Wang Pan Wong, Chiu Lam Leung and Sound Poon Cheung were appointed as members of our Audit Committee, with Mr. Sound Poon Cheung serving as the “financial expert” as defined by the Securities and Exchange Commission and applicable senior stock exchange requirements.

The following information sets forth the name of each director, his age, tenure as a director, principal occupation and business experience for the last five years.  There are no family relationships among any of our directors.

Pak Fai Philip Wong, 47 years old, Chairman

Mr. Wong has over 22 years of experience in business development both in China and Hong Kong and acts as managing directors of several companies.  Additionally, Mr. Wong has been appointed to senior positions in a number of associations.

Since 1988, Mr. Wong has been the Managing Director of the Centre Jade & Carving Co., where his responsibilities include marketing, corporate development and operations management.  Since 1989, Mr. Wong has been the Managing Director of Silver Dynamic Property Ltd., where he is responsible for strategic advisory and business development.  Since 1990, Mr. Wong has been the Managing Director of JIMEI Centre Jade & Jewelry Shop where his responsibilities include marketing, relationship management, business development and management.

In addition to the foregoing work experience, Mr. Wong has been active in numerous civil service positions for over 20 years.  Since 1989, Mr. Wong has served as the Permanent Honorary President of Jadeware Traders Industry & Commerce Association Limited.  Since 1990, Mr. Wong has served as the Honorary Adviser to the Care of Rehabilitated Offenders Association and the Hong Kong Police Football Club.  Since 1992, Mr. Wong has served as the Honorary Adviser to the Chinese Civil Servants Association.  Further, in 1995 Mr. Wong was appointed as the Vice President to the Hong Kong New Territories Commercial and Industrial General Association Limited.  Mr. Wong is a Ph.D candidate of Economics and Business Administration from Pacific States University, Los Angeles, California.

Chiu Lam Leung, 52 years old, Director and Member of the Audit Committee

Mr. Leung has over 23 years of experience in the legal profession and has legal qualifications in both England and Australia.

Between 1986 and 1994, Mr. Leung was the Crown Counsel and Senior Crown Counsel in the Legal Department of the Hong Kong Government.  In this capacity, Mr. Leung’s responsibilities included giving legal advice to various government departments; conducting prosecutions on behalf of the Secretary for Justice in all criminal trials and representing the Secretary for Justice in criminal appeals.  Since 1994, Mr. Leung has worked in private practice as a barrister at law.  Mr. Leung also serves as Legal Consultant to the Hong Kong Chinese Civil Servants’ Association.

In 1982, Mr. Leung received his Bachelor of Laws from the University of Buckingham in Hong Kong.  In addition, Mr. Leung received his Postgraduate degree in Laws and Practice from the City University in London, England.

Yue Kwan Hui, 64 years old, Director

Since 2000, Mr. Hui is the current Chairman of Hill and Associates, a wholly owned subsidiary of Hill and Associates. Hill and Associates is a multi-national risk management and security consultancy headquartered in Hong Kong with over 500 permanent employees operating in over 17 countries.

In between 1967 and 1992 Mr. Hui served in the Royal Hong Kong Police Force and has a wide range of experience in criminal investigation, protective security, court prosecution and counter terrorist operations.   In between 1986 and 1992, Mr. Hui served as a Senior Superintendent responsible for internal security matters.  In 1994, Mr. Hui entered the private sector and was a founding member of Q-Tec Investigation, a private investigation and guarding company in North America which specialized in fraud and intellectual property rights infringement investigations.  In addition, between 1994 and 1996 Mr. Hui served as President of the Toronto Cathy Lions Club and as a member of both the American Society for Industrial Security and the UK Lock Smith Association.  In 1994, Mr. Hui received his MSc Security and Risk Management from the University of Leicester in the United Kingdom.  In 1974 Mr. Hui received his diploma in the Overseas Police Command Course from the Metropolitan Police in the United Kingdom.

Wang Pan Wong, 27 years old, Director

Mr. Wang Pan Wong has over 4 years of experience in property development and trading business.  Mr. Wong is currently the general manager of Hung Cheong Investment Limited, a real estate development company in China.  In addition, Mr. Wong is the managing director of Asia Ace Households Limited, a trading company which imports and exports gifts and home decors to Canada, Europe and Australia.  Mr. Wong obtained his bachelor degree in Commerce Specialist from the University of Toronto in 2005.

Sound Poon Cheung, 50 years old, Director and Chairman of the Audit Committee

Mr. Cheung has over 30 years of experience in the finance and accounting. Between June 1979 and May 1987, he worked as Senior Auditor at Gary W.K. Yam & Co., a CPA accounting firm. From June 1987 to August 1993 he worked as Audit Manager at Marshall S.H. Mar & Co. (CPA). He joined Chui & Kwok & Co. (CPA) in September 1993 and is currently Senior Audit Manager of the firm. He was also an Independent Non-Executive Director & Chairman of the Audit Committee of Century Sunshine Ecological Technology Holdings Ltd., a Hong Kong listed company, between February 2004 and June 2007.

As of the date hereof, we have not entered into employment agreements with any of our directors.

There were no transactions during the last two years, or proposed transactions, to which we were or are to be a party, in which the newly appointed officer or directors had or is to have a direct or indirect material interest, except that we issued (i) to Mr. Wei Guo Wang, our Chief Financial Officer and director a total of 6,250 shares of our common stock at $3.00 per share, and (ii) to Mr. Pak Fai Philip Wong a total of 312,500 shares of our common stock at $3.00 per share, in our private placement closed in August 2009 in reliance upon Regulation S promulgated under Section 4 of the Securities Act of 1933, as amended.

Item 8.01 Other Events

On June 7, 2010, the Board approved the adoption of the Audit Committee Charter (the “Audit Charter”) to regulate the Audit Committee that the Company intends to establish. Pursuant to the Charter, the Audit Committee shall be comprised of three (3) or more independent directors who shall be appointed annually and subject to removal by the Board at any time, and each member of the Audit Committee shall meet the independence requirements set forth by the rules and regulations of the Securities and Exchange Commission, and the Nasdaq Stock Market. In addition to the enumerated responsibilities of the Audit Committee in the Audit Charter, the primary function of the Audit Committee is to assist the board of directors of the Company in fulfilling its oversight responsibilities by reviewing the financial information, the systems of internal control, and the Company’s audit and financial reporting process.  A copy of the Company’s Audit Committee Charter is attached as Exhibit 99.1 to this report and is incorporated herein by reference into this Item 8.01.

On June 7, 2010, the Board approved the adoption of the procedures for the selection of director nominees.  Pursuant to NASDAQ Rule 5605(e)(1), a majority of the independent directors shall recommend and select the director nominees.

On June 7, 2010, the Board approved the adoption of the independent director oversight of Executive Officer compensation.  Pursuant to NASDAQ Rule 5605(d), all matters regarding executive officer compensation shall be submitted for approval or recommendation by a majority of the independent directors.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Exhibits.
10.1	Employment Agreement with Chi Yip Tai, dated June 7, 2010.
10.2	Employment Agreement with Wei Guo Wang, dated June 7, 2010.
99.1	Audit Committee Charter adopted June 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

China Green Inc.

Dated: June 9, 2010	By:	/s/ Tai Chi Yip
Name: Tai Chi Yip
Title: Chief Executive Officer

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